AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 8, 2008.
REGISTRATION NO. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

ACETO CORPORATION
 (Exact name of registrant as specified in its charter)

NEW YORK	11-720520
(State or other jurisdiction of	(I.R.S. Employer No.)
incorporation or organization)	Identification Number)

One Hollow Lane
Suite 201
Lake Success, NY 11042
(516) 627-6000
 (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive office)

2007 LONG-TERM PERFORMANCE INCENTIVE PLAN
(Full title of the Plan)

LEONARD S. SCHWARTZ
ACETO CORPORATION
One Hollow Lane
Suite 201
Lake Success, NY 11042
(516) 627-6000
(Name, address and telephone number of agent of services)

WITH COPIES TO:

HANK GRACIN, ESQ.
LEHMAN & EILEN LLP
20283 State Road 7, Suite 300
Boca Raton, FL 33498
(561) 237-0804
(Name, address and telephone number)

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 of the Securities Act of 1933, check the following box  ☒

CALCULATION OF REGISTRATION FEE

TITLE OF SECURITIES BEING REGISTERED	AMOUNT TO BE REGISTERED (1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (2)	PROPOSED AGGREGATE OFFERING PRICE	AMOUNT OF REGISTRATION FEE(3)

Common Stock, par value $0.01 per share under 2007 Long- Term Performance Incentive Plan	700,000	$6.88	$4,816,000	$190

(1) Represents shares issuable upon exercise of options or otherwise issuable under the 2007 Long-Term Performance Incentive Plan of the Registrant. Pursuant to Rule 416, the amount registered hereby covers an additional number of shares of the Registrant’s common stock that may become issuable pursuant to the anti-dilution provisions of the plan.

(2) Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(c) and (h) under the Securities Act of 1933, on the basis of the average of the high and low prices of the Registrant's common stock as reported on the NASDAQ Global Select Market on March 3, 2008.

(3)  Calculated under Section 6(b) of the Securities Act of 1933 as .0000393 of the aggregate offering price.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

The following documents are incorporated by reference in this registration statement:

(a) Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 2007, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934, as amended.

(b) Registrant’s Quarterly Report on Form 10-Q for the quarters ended September 30, 2007 and December 31, 2007.

(c) The description of Registrant's common stock contained in the Registrant's Registration Statement on Form S-1 (Registration No. 2-18989), as amended, filed with the Commission on June 17, 1962.

All documents filed by the Registrant pursuant to Sections 13(a),13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this registration statement, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES

Not applicable.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Registrant’s  Certificate of Incorporation eliminates the personal liability of its directors to the fullest extent permitted by Section 402(b) of New York State's Business Corporation Law. The Registrant’s  By-Laws further provide that it will indemnify its officers and directors to the fullest extent permitted by law.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

Not applicable.

ITEM 8. EXHIBITS

Exhibit No.	Description of Document

4.1	Registrant’s 2007 Long -Term Performance Incentive Plan
5.1	Opinion of counsel re: legality of securities being registered
15.1	Letter of BDO Seidman, LLP re: unaudited interim financial information
23.1	Consent of BDO Seidman, LLP
23.2	Consent of KPMG LLP
23.3	Consent of counsel (included as Exhibit 5.1)

ITEM 9. UNDERTAKINGS

(a) The undersigned Registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

ii. To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

i. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

ii. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Nassau County, State of New York, on the 5th day of March 2008.

ACETO CORPORATION

By:	/s/ Leonard S. Schwartz
Name:	Leonard S. Schwartz
Title:	Chairman, Chief Executive Officer
and President (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Leonard S. Schwartz	March 5, 2008
Name: Leonard Schwartz
Title: Chairman, Chief Executive Officer and President

/s/ Douglas Roth	March 5, 2008
Name: Douglas Roth
Title: Secretary, Treasurer, Chief Financial Officer
(Principal Financial Officer)

/s/ Stanley H. Fischer	March 5, 2008
Name: Stanley Fischer
Title: Director

/s/ Albert L. Eilender	March 5, 2008
Name: Albert L. Eilender
Title: Director

/s/ Robert A. Wiesen	March 5, 2008
Name: Robert A. Wiesen
Title: Director

/s/ Hans C. Noetzli	March 5, 2008
Name: Hans C. Noetzli
Title: Director

/s/ William N. Britton	March 5, 2008
Name: William N. Britton
Title: Director

Exhibit Index

Exhibit	Description

4.1	2007 Long -Term Performance Incentive Plan (1)

5.1	Opinion of Lehman & Eilen LLP Re: legality of shares being registered (1)

15.1	Letter of BDO Seidman, LLP re: unaudited interim financial information (1)

23.1	Consent of BDO Seidman, LLP (1)

23.2	Consent of KPMG LLP (1)

23.3	Consent of Lehman & Eilen LLP (contained in Exhibit 5.1)

_____________________________________

 (1) Filed herewith.